Subject to Completion Preliminary Term Sheet dated September 4, 2026

Filed Pursuant to Rule 424(b)(2)

Registration Statement Nos. 333-290655 and 333-290655 -01

( To Prospectus dated December 8, 2025,
Prospectus Supplement dated December 8, 2025 and Product Supplement STOCK ARN-1 dated January 15, 2026)

Units $10 principal amount per unit CUSIP No.	Pricing Date* Settlement Date* Maturity Date*	September , 2026 September , 2026 November , 2027
*Subject to change based on the actual date the notes are priced for initial sale to the public (the “pricing date”)

BofA Finance LLC

Accelerated Return Notes® Linked to a Basket of Fifteen Stocks

Fully and Unconditionally Guaranteed by Bank of America Corporation

■Maturity of approximately 14 months

■3-to-1 upside exposure to increases in the Basket, subject to a capped return of [27.50% to 31.50%]

■1-to-1 downside exposure to decreases in the Basket, with 100% of your investment at risk

■The Basket will be comprised of fifteen stocks (each a “Basket Stock”) as specified under “The Basket” below. Each Basket Stock will be given an approximately equal weight.

■All payments occur at maturity and are subject to the credit risk of BofA Finance LLC, as issuer of the notes, and the credit risk of Bank of America Corporation, as guarantor of the notes

■No periodic interest payments

■In addition to the underwriting discount set forth below, the notes include a hedging-related charge of $0.05 per unit. See “Structuring the Notes”

■Limited secondary market liquidity, with no exchange listing

The notes are being issued by BofA Finance LLC (“BofA Finance”) and are fully and unconditionally guaranteed by Bank of America Corporation (“BAC”). There are important differences between the notes and a conventional debt security, including different investment risks and certain additional costs. See “Risk Factors” beginning on page TS-6 of this term sheet, “Additional Risk Factors” on page TS-7 of this term sheet and “Risk Factors” beginning on page PS-6 of the accompanying product supplement, page S-6 of the accompanying Series A MTN prospectus supplement and page 7 of the accompanying prospectus.

The initial estimated value of the notes as of the pricing date is expected to be between $9.23 and $9.88 per unit, which is less than the public offering price listed below. See “Summary” on the following page, “Risk Factors” beginning on page TS-6 of this term sheet and “Structuring the Notes” on page TS-27 of this term sheet for additional information. The actual value of your notes at any time will reflect many factors and cannot be predicted with accuracy.

_________________________

None of the Securities and Exchange Commission (the “SEC”), any state securities commission, or any other regulatory body has approved or disapproved of these securities or determined if this Note Prospectus (as defined below) is truthful or complete. Any representation to the contrary is a criminal offense.

_________________________

	Per Unit	Total
Public offering price(1)	$10.00	$
Underwriting discount(1)	$0.175	$
Proceeds, before expenses, to BofA Finance	$9.825	$

(1)For any purchase of 300,000 units or more in a single transaction by an individual investor or in combined transactions with the investor's household in this offering, the public offering price and the underwriting discount will be $9.950 per unit and $0.125 per unit, respectively. See “Supplement to the Plan of Distribution; Conflicts of Interest” below.

The notes and the related guarantee:

Are Not FDIC Insured	Are Not Bank Guaranteed	May Lose Value

BofA Securities

September     , 2026

Accelerated Return Notes® Linked to a Basket of Fifteen Stocks, due November , 2027

Summary

The Accelerated Return Notes® Linked to a Basket of Fifteen Stocks, due November  , 2027 (the “notes”) are our senior unsecured debt securities. Payments on the notes are fully and unconditionally guaranteed by BAC. The notes and the related guarantee are not insured by the Federal Deposit Insurance Corporation or secured by collateral. The notes will rank equally in right of payment with all of BofA Finance’s other unsecured and unsubordinated obligations, and the related guarantee will rank equally in right of payment with all of BAC’s other unsecured and unsubordinated obligations, in each case except obligations that are subject to any priorities or preferences by law. Any payments due on the notes, including any repayment of principal, will be subject to the credit risk of BofA Finance, as issuer, and BAC, as guarantor. The notes provide you a leveraged return, subject to a cap, if the Ending Value of the Market Measure, which is the basket of fifteen stocks described below (the “Basket”), is greater than its Starting Value. If the Ending Value is less than the Starting Value, you will lose all or a portion of the principal amount of your notes. Any payments on the notes will be calculated based on the $10 principal amount per unit and will depend on the performance of the Basket, subject to our and BAC’s credit risk. See “Terms of the Notes” below.

The Basket will be comprised of fifteen stocks (each a “Basket Stock”) as specified under “The Basket” below. On the pricing date, each Basket Stock will be given an approximately equal weight.

The economic terms of the notes (including the Capped Value) are based on BAC’s internal funding rate, which is the rate it would pay to borrow funds through the issuance of market-linked notes and the economic terms of certain related hedging arrangements. BAC’s internal funding rate is typically lower than the rate it would pay when it issues conventional fixed or floating rate debt securities.  This difference in funding rate, as well as the underwriting discount and the hedging-related charge described below, will reduce the economic terms of the notes to you and the initial estimated value of the notes on the pricing date. Due to these factors, the public offering price you pay to purchase the notes will be greater than the initial estimated value of the notes.

On the cover page of this term sheet, we have provided the initial estimated value range for the notes.  This initial estimated value range was determined based on our, BAC’s and our other affiliates’ pricing models, which take into consideration BAC’s internal funding rate and the market prices for the hedging arrangements related to the notes.  The initial estimated value of the notes calculated on the pricing date will be set forth in the final term sheet made available to investors in the notes. For more information about the initial estimated value and the structuring of the notes, see “Structuring the Notes” on page TS-27.

Terms of the Notes		Redemption Amount Determination
Issuer:	BofA Finance LLC (“BofA Finance”)	On the maturity date, you will receive a cash payment per unit determined as follows:
Guarantor:	Bank of America Corporation (“BAC”)
Principal Amount:	$10.00 per unit
Term:	Approximately 14 months
Market Measure:

An approximately equally-weighted basket comprised of fifteen stocks. See “The Basket” starting on page TS-8 for information about the Basket Stocks, including ticker symbols and weightings on the pricing date.

Starting Value:	The Starting Value will be set to 100.00 on the pricing date.
Ending Value:

The value of the Market Measure on the scheduled calculation day. The scheduled calculation day is subject to postponement in the event of Market Disruption Events, as described on page PS-20 of the accompanying product supplement.

Participation Rate:	300%
Capped Value:	[$12.75 to $13.15] per unit, which represents a return of [27.50% to 31.50%] over the principal amount. The actual Capped Value will be determined on the pricing date.
Calculation Day:	Approximately the fifth scheduled trading day immediately preceding the maturity date.
Price Multiplier:	1 for each Basket Stock, subject to adjustment for certain corporate events relating to the Basket Stocks described beginning on PS-20 of the accompanying product supplement.
Fees and Charges:	The underwriting discount of $0.175 per unit listed on the cover page and the hedging-related charge of $0.05 per unit described in “Structuring the Notes” on page TS-27.
Calculation Agent:	BofA Securities, Inc. (“BofAS”), an affiliate of BofA Finance
Accelerated Return Notes®	TS-2

Accelerated Return Notes® Linked to a Basket of Fifteen Stocks, due November , 2027

The terms and risks of the notes are contained in this term sheet and in the following:

■Product supplement STOCK ARN-1 dated January 15, 2026:
https://www.sec.gov/Archives/edgar/data/70858/000121390026004520/ea0272999-01_424b2.htm

■Series A MTN prospectus supplement dated December 8, 2025 and prospectus dated December 8, 2025:
https://www.sec.gov/Archives/edgar/data/70858/000119312525310920/d51586d424b3.htm

These documents (together, the “Note Prospectus”) have been filed as part of a registration statement with the SEC, which may, without cost, be accessed on the SEC website at www.sec.gov or obtained from Merrill Lynch, Pierce, Fenner & Smith Incorporated (“MLPF&S”) or BofAS by calling 1-800-294-1322. Before you invest, you should read the Note Prospectus, including this term sheet, for information about us, BAC and this offering.  Any prior or contemporaneous oral statements and any other written materials you may have received are superseded by the Note Prospectus. Certain terms used but not defined in this term sheet have the meanings set forth in the accompanying product supplement. Unless otherwise indicated or unless the context requires otherwise, all references in this document to “we,” “us,” “our,” or similar references are to BofA Finance, and not to BAC.

Investor Considerations

You may wish to consider an investment in the notes if:	The notes may not be an appropriate investment for you if:

■You anticipate that the value of the Basket will increase moderately from the Starting Value to the Ending Value.

■You are willing to risk a loss of principal and return if the value of the Basket decreases from the Starting Value to the Ending Value.

■You accept that the return on the notes will be capped.

■You are willing to forgo the interest payments that are paid on conventional interest-bearing debt securities.

■You are willing to forgo dividends or other benefits of owning the Basket Stocks.

■You are willing to accept a limited or no market for sales prior to maturity, and understand that the market prices for the notes, if any, will be affected by various factors, including our and BAC’s actual and perceived creditworthiness, BAC’s internal funding rate and fees and charges on the notes.

■You are willing to assume our credit risk, as issuer of the notes, and BAC’s credit risk, as guarantor of the notes, for all payments under the notes, including the Redemption Amount.

■You believe that the value of the Basket will decrease from the Starting Value to the Ending Value or that it will not increase sufficiently over the term of the notes to provide you with your desired return.

■You seek principal repayment or preservation of capital.

■You seek an uncapped return on your investment.

■You seek interest payments or other current-income on your investment.

■You want to receive dividends or other distributions paid on the Basket Stocks.

■You seek an investment for which there will be a liquid secondary market.

■You are unwilling or are unable to take market risk on the notes, to take our credit risk, as issuer of the notes, or to take BAC’s credit risk, as guarantor of the notes.

We urge you to consult your investment, legal, tax, accounting, and other advisors before you invest in the notes.

Accelerated Return Notes®	TS-3

Accelerated Return Notes® Linked to a Basket of Fifteen Stocks, due November , 2027

Hypothetical Payout Profile and Examples of Payments at Maturity

The below graph is based on hypothetical numbers and values.

Accelerated Return Notes®

This graph reflects the returns on the notes, based on the Participation Rate of 300% and a Capped Value of $12.95 per unit (the midpoint of the Capped Value range of [$12.75 to $13.15]). The green line reflects the returns on the notes, while the dotted gray line reflects the returns of a direct investment in the Basket Stocks, excluding dividends.

This graph has been prepared for purposes of illustration only.

The following table and examples are for purposes of illustration only.  They are based on hypothetical values and show hypothetical returns on the notes. They illustrate the calculation of the Redemption Amount and total rate of return based on the Starting Value of 100, the Participation Rate of 300%, a Capped Value of $12.95 per unit and a range of hypothetical Ending Values. The actual amount you receive and the resulting total rate of return will depend on the actual Ending Value, Capped Value and whether you hold the notes to maturity. The following examples do not take into account any tax consequences from investing in the notes.

For hypothetical historical values of the Basket, see “The Basket” section below. For recent actual prices of the Basket Stocks, see “The Basket Stocks” section below. The Ending Value will not include any income generated by dividends paid on the Basket Stocks, which you would otherwise be entitled to receive if you invested in those stocks directly. In addition, all payments on the notes are subject to issuer and guarantor credit risk.

Ending Value	Percentage Change from the Starting Value to the Ending Value	Redemption Amount per Unit	Total Rate of Return on the Notes
0.00	-100.00%	$0.00	-100.00%
50.00	-50.00%	$5.00	-50.00%
80.00	-20.00%	$8.00	-20.00%
90.00	-10.00%	$9.00	-10.00%
94.00	-6.00%	$9.40	-6.00%
97.00	-3.00%	$9.70	-3.00%
100.00(1)	0.00%	$10.00	0.00%
102.00	2.00%	$10.60	6.00%
103.00	3.00%	$10.90	9.00%
109.84	9.84%	$12.95(2)	29.50%
110.00	10.00%	$12.95	29.50%
115.00	15.00%	$12.95	29.50%
120.00	20.00%	$12.95	29.50%
130.00	30.00%	$12.95	29.50%
140.00	40.00%	$12.95	29.50%
150.00	50.00%	$12.95	29.50%
160.00	60.00%	$12.95	29.50%

(1)The Starting Value will be set to 100.00 on the pricing date.

(2)The Redemption Amount per unit cannot exceed the hypothetical Capped Value.

Accelerated Return Notes®	TS-4

Accelerated Return Notes® Linked to a Basket of Fifteen Stocks, due November , 2027

Redemption Amount Calculation Examples

Example 1
The Ending Value is 80.00, or 80.00% of the Starting Value:
Starting Value:100.00
Ending Value:80.00
= $8.00 Redemption Amount per unit

Example 2
The Ending Value is 103.00, or 103.00% of the Starting Value:
Starting Value:100.00
Ending Value:103.00
= $10.90 Redemption Amount per unit

Example 3
The Ending Value is 130.00, or 130.00% of the Starting Value:
Starting Value:100.00
Ending Value:130.00
= $19.00, however, because the Redemption Amount for the notes cannot exceed the Capped Value, the Redemption Amount will be $12.95 per unit

Accelerated Return Notes®	TS-5

Accelerated Return Notes® Linked to a Basket of Fifteen Stocks, due November , 2027

Risk Factors

There are important differences between the notes and a conventional debt security.  An investment in the notes involves significant risks, including those listed below. You should carefully review the more detailed explanation of risks relating to the notes in the “Risk Factors” sections beginning on page PS-6 of the accompanying product supplement, page S-6 of the Series A MTN prospectus supplement, and page 7 of the prospectus identified above. We also urge you to consult your investment, legal, tax, accounting, and other advisors before you invest in the notes.

Structure-related Risks

■Depending on the performance of the Basket as measured shortly before the maturity date, your investment may result in a loss; there is no guaranteed return of principal.

■Your return on the notes may be less than the yield you could earn by owning a conventional fixed or floating rate debt security of comparable maturity.

■Payments on the notes are subject to our credit risk, and the credit risk of BAC, and any actual or perceived changes in our or BAC’s creditworthiness are expected to affect the value of the notes. If we and BAC become insolvent or are unable to pay our respective obligations, you may lose your entire investment.

■Your investment return is limited to the return represented by the Capped Value and may be less than a comparable investment directly in the Basket Stocks.

■We are a finance subsidiary and, as such, have no independent assets, operations or revenues.

■BAC’s obligations under its guarantee of the notes will be structurally subordinated to liabilities of its subsidiaries.

■The notes issued by us will not have the benefit of any cross-default or cross-acceleration with other indebtedness of BofA Finance or BAC; events of bankruptcy or insolvency or resolution proceedings relating to BAC and covenant breach by BAC will not constitute an event of default with respect to the notes.

Valuation- and Market-related Risks

■The initial estimated value of the notes considers certain assumptions and variables and relies in part on certain forecasts about future events, which may prove to be incorrect. The initial estimated value of the notes is an estimate only, determined as of a particular point in time by reference to our and our affiliates’ pricing models. These pricing models consider certain assumptions and variables, including our credit spreads and those of BAC, BAC’s internal funding rate on the pricing date, mid-market terms on hedging transactions, expectations on interest rates and volatility, price-sensitivity analysis, and the expected term of the notes.  These pricing models rely in part on certain forecasts about future events, which may prove to be incorrect.

■The public offering price you pay for the notes will exceed the initial estimated value. If you attempt to sell the notes prior to maturity, their market value may be lower than the price you paid for them and lower than the initial estimated value.  This is due to, among other things, changes in the value of the Basket, changes in BAC’s internal funding rate, and the inclusion in the public offering price of the underwriting discount and the hedging-related charge, all as further described in “Structuring the Notes” on page TS-27. These factors, together with various credit, market and economic factors over the term of the notes, are expected to reduce the price at which you may be able to sell the notes in any secondary market and will affect the value of the notes in complex and unpredictable ways.

■The initial estimated value does not represent a minimum or maximum price at which we, BAC, MLPF&S, BofAS or any of our other affiliates would be willing to purchase your notes in any secondary market (if any exists) at any time. The value of your notes at any time after issuance will vary based on many factors that cannot be predicted with accuracy, including the performance of the Basket, our and BAC’s creditworthiness and changes in market conditions.

■A trading market is not expected to develop for the notes. None of us, BAC, MLPF&S or BofAS is obligated to make a market for, or to repurchase, the notes. There is no assurance that any party will be willing to purchase your notes at any price in any secondary market.

Conflict-related Risks

■BAC and its affiliates’ hedging and trading activities (including trades in the Basket Stocks) and any hedging and trading activities BAC or its affiliates engage in that are not for your account or on your behalf, may affect the market value and return of the notes and may create conflicts of interest with you.

■There may be potential conflicts of interest involving the calculation agent, which is an affiliate of ours.  We have the right to appoint and remove the calculation agent.

Market Measure-related Risks

■The Underlying Companies will have no obligations relating to the notes, and none of us, BAC, MLPF&S or BofAS will perform any due diligence procedures with respect to any Underlying Company in connection with this offering.

■Changes in the price of one of the Basket Stocks may be offset by changes in the prices of the other Basket Stocks.

■You will have no rights of a holder of the Basket Stocks, and you will not be entitled to receive shares of the Basket Stocks or dividends or other distributions by the Underlying Companies.

Accelerated Return Notes®	TS-6

Accelerated Return Notes® Linked to a Basket of Fifteen Stocks, due November , 2027

■The payment on the notes will not be adjusted for all corporate events that could affect a Basket Stock.  See “Description of ARNs—Anti-Dilution Adjustments” beginning on page PS-20 of the accompanying product supplement.

■While BAC and our other affiliates may from time to time own securities of the Underlying Companies, we, BAC and our other affiliates do not control any Underlying Company, and have not verified any disclosures made by any Underlying Company.

Tax-related Risks

■The U.S. federal income tax consequences of the notes are uncertain, and may be adverse to a holder of the notes.  See “Summary Tax Consequences” below and “U.S. Federal Income Tax Summary” beginning on page PS-30 of the accompanying product supplement.

Additional Risk Factors

There is limited trading history for some Basket Stocks. The common stock of Carrier Global Corporation began trading on March 19, 2020. The common stock of Forgent Power Solutions, Inc. began trading on February 5, 2026. The common stock of GE Vernova Inc. began trading on March 27, 2024.  The common stock of Talen Energy Corporation began trading on the NASDAQ Global Select Market on July 10, 2024.  The common stock of Vertiv Holdings Company began trading on July 30, 2018.  The common stock of Vistra Corporation began trading on October 4, 2016.  Accordingly, these Basket Stocks have limited historical performance and an investment with a return based on their performance may be riskier than a comparable investment with a return based on the performance of stocks with more established records of performance.

Accelerated Return Notes®	TS-7

Accelerated Return Notes® Linked to a Basket of Fifteen Stocks, due November , 2027

The Basket

The Basket is designed to allow investors to participate in the percentage changes of the Basket from the Starting Value to the Ending Value. The Basket Stocks are described in the section “The Basket Stocks” below.  Each Basket Stock will be assigned an initial weight on the pricing date, as set forth in the table below.

For more information on the calculation of the value of the Basket, please see the section entitled “Description of ARNs—Basket Market Measures” beginning on page PS-26 of the accompanying product supplement.

Basket Stock Weights, Closing Market Prices, Component Ratio and Initial Basket Value Contribution

If August 31, 2026 were the pricing date, for each Basket Stock, the Initial Component Weight, the Closing Market Price, the hypothetical Component Ratio and the initial contribution to the Basket value would be as follows:

Basket Stock	Bloomberg Symbol	Initial Component Weight	Closing Market Price(1)(2)	Hypothetical Component Ratio(1)(3)	Initial Basket Value Contribution
Carrier Global Corporation	CARR	6.67%	58.22	0.11456544	6.67
Caterpillar Inc.	CAT	6.67%	797.47	0.00836395	6.67
Constellation Energy Corporation	CEG	6.67%	274.77	0.02427485	6.67
Cummins Inc.	CMI	6.67%	564.40	0.01181786	6.67
Emerson Electric Company	EMR	6.67%	152.44	0.04375492	6.67
Eaton Corporation plc	ETN	6.67%	401.88	0.01659699	6.67
Forgent Power Solutions, Inc.	FPS	6.67%	30.54	0.21840210	6.67
GE Vernova Inc	GEV	6.67%	898.53	0.00742324	6.67
Johnson Controls International plc	JCI	6.67%	138.24	0.04824942	6.67
Quanta Services, Inc.	PWR	6.67%	607.09	0.01098684	6.67
Talen Energy Corporation	TLN	6.67%	295.76	0.02255207	6.67
Trane Technologies plc	TT	6.67%	444.40	0.01500900	6.67
Vertiv Holdings Company	VRT	6.67%	258.72	0.02578077	6.67
Vistra Corporation	VST	6.67%	137.37	0.04855500	6.67
BWX Technologies, Inc.	BWXT	6.62%	152.29	0.04346970	6.62
				Starting Value	100.00

(1)The actual Closing Market Price of each Basket Stock and the resulting actual Component Ratios will be determined on the pricing date. The actual Closing Market Price and Component Ratio of each Basket Stock will be set forth in the final term sheet that will be made available in connection with sales of the notes.

(2)These were the Closing Market Prices of the Basket Stocks on August 31, 2026.

(3)Each hypothetical Component Ratio equals the Initial Component Weight of the relevant Basket Stock (as a percentage) multiplied by 100, and then divided by the Closing Market Price of that Basket Stock on August 31, 2026 and rounded to eight decimal places.

The calculation agent will calculate the Ending Value of the Basket by summing the products of the Closing Market Price for each Basket Stock (multiplied by its Price Multiplier) on the calculation day and the Component Ratio applicable to that Basket Stock. The Price Multiplier for each Basket Stock will initially be 1, and is subject to adjustment as described in the product supplement. If a Market Disruption Event or non-trading day occurs as to any Basket Stock on the scheduled calculation day, the Closing Market Price of that Basket Stock will be determined as more fully described in the section entitled “Description of ARNs—Ending Value of the Basket” beginning on page PS-27 of the accompanying product supplement.

Accelerated Return Notes®	TS-8

Accelerated Return Notes® Linked to a Basket of Fifteen Stocks, due November , 2027

While actual historical information on the Basket will not exist before the pricing date, the following graph sets forth the hypothetical historical daily performance of the Basket from February 6, 2026 through August 31, 2026.  The graph is based upon actual daily historical prices of the Basket Stocks, hypothetical Component Ratios based on the closing prices of the Basket Stocks as of February 6, 2026, and a Basket value of 103.57 as of that date. This hypothetical historical data on the Basket is not necessarily indicative of the future performance of the Basket or what the value of the notes may be. Any hypothetical historical upward or downward trend in the value of the Basket during any period set forth below is not an indication that the value of the Basket is more or less likely to increase or decrease at any time over the term of the notes.

Hypothetical Historical Performance of the Basket

Accelerated Return Notes®	TS-9

Accelerated Return Notes® Linked to a Basket of Fifteen Stocks, due November , 2027

The Basket Stocks

We have derived the following information from publicly available documents. We have not independently verified the accuracy or completeness of the following information.

Because each Basket Stock is registered under the Securities Exchange Act of 1934, the Underlying Companies are required to file periodically certain financial and other information specified by the SEC. Information provided to or filed with the SEC by the Underlying Companies can be located at the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549 or through the SEC’s website at http://www.sec.gov by reference to the applicable CIK number set forth below.

This term sheet relates only to the notes and does not relate to any securities of the Underlying Companies. Neither we nor any of our affiliates have participated or will participate in the preparation of the Underlying Companies’ publicly available documents. Neither we nor any of our respective affiliates has made any due diligence inquiry with respect to the Underlying Companies in connection with the offering of the notes. None of us, MLPF&S, BofAS or any of our respective affiliates makes any representation that the publicly available documents or any other publicly available information regarding the Underlying Companies are accurate or complete. Furthermore, there can be no assurance that all events occurring prior to the date of this term sheet, including events that would affect the accuracy or completeness of these publicly available documents that would affect the trading price of the Basket Stocks, have been or will be publicly disclosed. Subsequent disclosure of any events or the disclosure of or failure to disclose material future events concerning an Underlying Company could affect the price of its Basket Stock and therefore could affect your return on the notes.  The selection of the Basket Stocks is not a recommendation to buy or sell shares of the Basket Stocks.

Accelerated Return Notes®	TS-10

Accelerated Return Notes® Linked to a Basket of Fifteen Stocks, due November , 2027

Carrier Global Corporation

Carrier Global Corporation manufactures and services climate friendly HVAC and cold chain systems. This Basket Stock trades on the NYSE under the symbol “CARR”. The company’s CIK number is 0001783180.

The following graph shows the daily historical performance of CARR on its primary exchange in the period from March 19, 2020 (the date CARR began trading) through August 31, 2026.  We obtained this historical data from Bloomberg L.P.  We have not independently verified the accuracy or completeness of the information obtained from Bloomberg L.P. On August 31, 2026 the Closing Market Price of CARR was $58.22. The graph below may have been adjusted to reflect certain corporate actions such as stock splits and reverse stock splits.

Historical Performance of CARR

100
90
80
70
60
50
40
30
20
10
0
Jul-20
Jan-21
Jul-21
Jan-22
Jul-22
Jan-23
Jul-23
Jan-24
Jul-24
Jan-25
Jul-25
Jan-26
Jul-26

This historical data on CARR is not necessarily indicative of the future performance of CARR or what the value of the notes may be. Any historical upward or downward trend in the price per share of the CARR during any period set forth above is not an indication that the price per share of the CARR is more or less likely to increase or decrease at any time over the term of the notes.

Before investing in the notes, you should consult publicly available sources for the prices and trading pattern of CARR.

Accelerated Return Notes®	TS-11

Accelerated Return Notes® Linked to a Basket of Fifteen Stocks, due November , 2027

Caterpillar Inc.

Caterpillar Inc. manufactures construction and mining equipment, off-highway diesel and natural gas engines, industrial gas turbines and diesel-electric locomotives. This Basket Stock trades on the NYSE under the symbol “CAT”. The company’s CIK number is 000018230.

The following graph shows the daily historical performance of CAT on its primary exchange in the period from January 1, 2016 through August 31, 2026.  We obtained this historical data from Bloomberg L.P.  We have not independently verified the accuracy or completeness of the information obtained from Bloomberg L.P. On August 31, 2026 the Closing Market Price of CAT was $797.47. The graph below may have been adjusted to reflect certain corporate actions such as stock splits and reverse stock splits.

Historical Performance of CAT

1,200
1,100
1,000
900
800
700
600
500
400
300
200
100
0
Jan-16
Jul-16
Jan-17
Jul-17
Jan-18
Jul-18
Jan-19
Jul-19
Jan-20
Jul-20
Jan-21
Jul-21
Jan-22
Jul-22
Jan-23
Jul-23
Jan-24
Jul-24
Jan-25
Jul-25
Jan-26
Jul-26

This historical data on CAT is not necessarily indicative of the future performance of CAT or what the value of the notes may be. Any historical upward or downward trend in the price per share of the CAT during any period set forth above is not an indication that the price per share of the CAT is more or less likely to increase or decrease at any time over the term of the notes.

Before investing in the notes, you should consult publicly available sources for the prices and trading pattern of CAT.

Accelerated Return Notes®	TS-12

Accelerated Return Notes® Linked to a Basket of Fifteen Stocks, due November , 2027

Constellation Energy Corporation

Constellation Energy Corporation is a producer of carbon-free energy and a supplier of energy products and services. This Basket Stock trades on the Nasdaq Global Select Market under the symbol “CEG”. The company’s CIK number is 0001868275.

The following graph shows the daily historical performance of CEG on its primary exchange in the period from January 19, 2022 (the date CEG began trading) through August 31, 2026.  We obtained this historical data from Bloomberg L.P.  We have not independently verified the accuracy or completeness of the information obtained from Bloomberg L.P. On August 31, 2026 the Closing Market Price of CEG was $274.77. The graph below may have been adjusted to reflect certain corporate actions such as stock splits and reverse stock splits.

Historical Performance of CEG

500
400
300
200
100
0
Jul-22
Jan-23
Jul-23
Jan-24
Jul-24
Jan-25
Jul-25
Jan-26
Jul-26

This historical data on CEG is not necessarily indicative of the future performance of CEG or what the value of the notes may be. Any historical upward or downward trend in the price per share of the CEG during any period set forth above is not an indication that the price per share of the CEG is more or less likely to increase or decrease at any time over the term of the notes.

Before investing in the notes, you should consult publicly available sources for the prices and trading pattern of CEG.

Accelerated Return Notes®	TS-13

Accelerated Return Notes® Linked to a Basket of Fifteen Stocks, due November , 2027

Cummins Inc.

Cummins Inc. designs, manufactures, distributes and services diesel, natural gas, electric and hybrid powertrains and powertrain-related components. This Basket Stock trades on the NYSE under the symbol “CMI”. The company’s CIK number is 0000026172.

The following graph shows the daily historical performance of CMI on its primary exchange in the period from January 1, 2016 through August 31, 2026.  We obtained this historical data from Bloomberg L.P.  We have not independently verified the accuracy or completeness of the information obtained from Bloomberg L.P. On August 31, 2026 the Closing Market Price of CMI was $564.40. The graph below may have been adjusted to reflect certain corporate actions such as stock splits and reverse stock splits.

Historical Performance of CMI

900
800
700
600
500
400
300
200
100
0
Jan-16
Jul-16
Jan-17
Jul-17
Jan-18
Jul-18
Jan-19
Jul-19
Jan-20
Jul-20
Jan-21
Jul-21
Jan-22
Jul-22
Jan-23
Jul-23
Jan-24
Jul-24
Jan-25
Jul-25
Jan-26
Jul-26

This historical data on CMI is not necessarily indicative of the future performance of CMI or what the value of the notes may be. Any historical upward or downward trend in the price per share of the CMI during any period set forth above is not an indication that the price per share of the CMI is more or less likely to increase or decrease at any time over the term of the notes.

Before investing in the notes, you should consult publicly available sources for the prices and trading pattern of CMI.

Accelerated Return Notes®	TS-14

Accelerated Return Notes® Linked to a Basket of Fifteen Stocks, due November , 2027

Emerson Electric Company

Emerson Electric Company designs and manufactures electronic and electrical equipment, software, systems and services. The company offers its products for industrial, commercial and consumer markets worldwide through its network power, process management, industrial automation, climate technologies and commercial and residential solutions divisions. This Basket Stock trades on the NYSE under the symbol "EMR". The company's CIK number is 0000032604.

The following graph shows the daily historical performance of EMR on its primary exchange in the period from January 1, 2016 through August 31, 2026.  We obtained this historical data from Bloomberg L.P.  We have not independently verified the accuracy or completeness of the information obtained from Bloomberg L.P. On August 31, 2026 the Closing Market Price of EMR was $152.44. The graph below may have been adjusted to reflect certain corporate actions such as stock splits and reverse stock splits.

Historical Performance of EMR

250
200
150
100
50
0
Jan-16
Jul-16
Jan-17
Jul-17
Jan-18
Jul-18
Jan-19
Jul-19
Jan-20
Jul-20
Jan-21
Jul-21
Jan-22
Jul-22
Jan-23
Jul-23
Jan-24
Jul-24
Jan-25
Jul-25
Jan-26
Jul-26

This historical data on EMR is not necessarily indicative of the future performance of EMR or what the value of the notes may be. Any historical upward or downward trend in the price per share of the EMR during any period set forth above is not an indication that the price per share of the EMR is more or less likely to increase or decrease at any time over the term of the notes.

Before investing in the notes, you should consult publicly available sources for the prices and trading pattern of EMR.

Accelerated Return Notes®	TS-15

Accelerated Return Notes® Linked to a Basket of Fifteen Stocks, due November , 2027

Eaton Corporation plc

Eaton Corporation plc is a power management company that provides power management technologies and services. This Basket Stock trades on the NYSE under the symbol “ETN”. The company’s CIK number is 0001551182.

The following graph shows the daily historical performance of ETN on its primary exchange in the period from January 1, 2016 through August 31, 2026.  We obtained this historical data from Bloomberg L.P.  We have not independently verified the accuracy or completeness of the information obtained from Bloomberg L.P. On August 31, 2026 the Closing Market Price of ETN was $401.88. The graph below may have been adjusted to reflect certain corporate actions such as stock splits and reverse stock splits.

Historical Performance of ETN

500
400
300
200
100
0
Jan-16
Jul-16
Jan-17
Jul-17
Jan-18
Jul-18
Jan-19
Jul-19
Jan-20
Jul-20
Jan-21
Jul-21
Jan-22
Jul-22
Jan-23
Jul-23
Jan-24
Jul-24
Jan-25
Jul-25
Jan-26
Jul-26

This historical data on ETN is not necessarily indicative of the future performance of ETN or what the value of the notes may be. Any historical upward or downward trend in the price per share of the ETN during any period set forth above is not an indication that the price per share of the ETN is more or less likely to increase or decrease at any time over the term of the notes.

Before investing in the notes, you should consult publicly available sources for the prices and trading pattern of ETN.

Accelerated Return Notes®	TS-16

Accelerated Return Notes® Linked to a Basket of Fifteen Stocks, due November , 2027

Forgent Power Solutions, Inc.

Forgent Power Solutions, Inc is a manufacturer of electrical distribution equipment used in data centers, the power grid and energy-intensive industrial facilities. This Basket Stock trades on the NYSE under the symbol “FPS”. The company’s CIK number is 0002080126

The following graph shows the daily historical performance of FPS on its primary exchange in the period from February 5, 2026 (the date FPS began trading) through August 31, 2026.  We obtained this historical data from Bloomberg L.P.  We have not independently verified the accuracy or completeness of the information obtained from Bloomberg L.P. On August 31, 2026 the Closing Market Price of FPS was $30.54. The graph below may have been adjusted to reflect certain corporate actions such as stock splits and reverse stock splits.

Historical Performance of FPS

This historical data on FPS is not necessarily indicative of the future performance of FPS or what the value of the notes may be. Any historical upward or downward trend in the price per share of the FPS during any period set forth above is not an indication that the price per share of the FPS is more or less likely to increase or decrease at any time over the term of the notes.

Before investing in the notes, you should consult publicly available sources for the prices and trading pattern of FPS.

Accelerated Return Notes®	TS-17

Accelerated Return Notes® Linked to a Basket of Fifteen Stocks, due November , 2027

GE Vernova Inc.

GE Vernova Inc. is an electric company with products and services that generate, transfer, orchestrate, convert, and store electricity. GE Vernova completed its separation from General Electric Company, which is now known as GE Aerospace, on April 2, 2024. This Basket Stock trades on the NYSE under the symbol “GEV”. The company’s CIK number is 0001996810.

The following graph shows the daily historical performance of GEV on its primary exchange in the period from March 27, 2024 (the date GEV began trading) through August 31, 2026.  We obtained this historical data from Bloomberg L.P.  We have not independently verified the accuracy or completeness of the information obtained from Bloomberg L.P. On August 31, 2026 the Closing Market Price of GEV was $898.53. The graph below may have been adjusted to reflect certain corporate actions such as stock splits and reverse stock splits.

Historical Performance of GEV

1,300
1,200
1,100
1,000
900
800
700
600
500
400
300
200
100
0
Jul-24
Jan-25
Jul-25
Jan-26
Jul-26

This historical data on GEV is not necessarily indicative of the future performance of GEV or what the value of the notes may be. Any historical upward or downward trend in the price per share of the GEV during any period set forth above is not an indication that the price per share of the GEV is more or less likely to increase or decrease at any time over the term of the notes.

Before investing in the notes, you should consult publicly available sources for the prices and trading pattern of GEV.

Accelerated Return Notes®	TS-18

Accelerated Return Notes® Linked to a Basket of Fifteen Stocks, due November , 2027

Johnson Controls International plc

Johnson Controls International plc is a technology company that creates intelligent buildings, energy solutions and integrated infrastructure. This Basket Stock trades on the NYSE under the symbol “JCI”. The company’s CIK number is 0000833444.

The following graph shows the daily historical performance of JCI on its primary exchange in the period from January 1, 2016 through August 31, 2026.  We obtained this historical data from Bloomberg L.P.  We have not independently verified the accuracy or completeness of the information obtained from Bloomberg L.P. On August 31, 2026 the Closing Market Price of JCI was $138.24. The graph below may have been adjusted to reflect certain corporate actions such as stock splits and reverse stock splits.

Historical Performance of JCI

250
200
150
100
50
0
Jan-16
Jul-16
Jan-17
Jul-17
Jan-18
Jul-18
Jan-19
Jul-19
Jan-20
Jul-20
Jan-21
Jul-21
Jan-22
Jul-22
Jan-23
Jul-23
Jan-24
Jul-24
Jan-25
Jul-25
Jan-26
Jul-26

This historical data on JCI is not necessarily indicative of the future performance of JCI or what the value of the notes may be. Any historical upward or downward trend in the price per share of the JCI during any period set forth above is not an indication that the price per share of the JCI is more or less likely to increase or decrease at any time over the term of the notes.

Before investing in the notes, you should consult publicly available sources for the prices and trading pattern of JCI.

Accelerated Return Notes®	TS-19

Accelerated Return Notes® Linked to a Basket of Fifteen Stocks, due November , 2027

Quanta Services, Inc.

Quanta Services, Inc. provides infrastructure solutions for the electric and gas utility, renewable energy, communications, pipeline and energy industries. This Basket Stock trades on the NYSE under the symbol “PWR”. The company’s CIK number is 0001050915.

The following graph shows the daily historical performance of PWR on its primary exchange in the period from January 1, 2016 through August 31, 2026.  We obtained this historical data from Bloomberg L.P.  We have not independently verified the accuracy or completeness of the information obtained from Bloomberg L.P. On August 31, 2026 the Closing Market Price of PWR was $607.09. The graph below may have been adjusted to reflect certain corporate actions such as stock splits and reverse stock splits.

Historical Performance of PWR

900
800
700
600
500
400
300
200
100
0
Jan-16
Jul-16
Jan-17
Jul-17
Jan-18
Jul-18
Jan-19
Jul-19
Jan-20
Jul-20
Jan-21
Jul-21
Jan-22
Jul-22
Jan-23
Jul-23
Jan-24
Jul-24
Jan-25
Jul-25
Jan-26
Jul-26

This historical data on PWR is not necessarily indicative of the future performance of PWR or what the value of the notes may be. Any historical upward or downward trend in the price per share of the PWR during any period set forth above is not an indication that the price per share of the PWR is more or less likely to increase or decrease at any time over the term of the notes.

Before investing in the notes, you should consult publicly available sources for the prices and trading pattern of PWR.

Accelerated Return Notes®	TS-20

Accelerated Return Notes® Linked to a Basket of Fifteen Stocks, due November , 2027

Talen Energy Corporation

Talen Energy Corporation is an independent power producer and energy infrastructure company. This Basket Stock trades on the NASDAQ Global Select Market under the symbol “TLN”. The company’s CIK number is 0001622536.

The following graph shows the daily historical performance of TLN on its primary exchange in the period from July 10, 2024 (the date TLN began trading on the NASDAQ Global Select Market) through August 31, 2026.  We obtained this historical data from Bloomberg L.P.  We have not independently verified the accuracy or completeness of the information obtained from Bloomberg L.P. On August 31, 2026 the Closing Market Price of TLN was $295.76. The graph below may have been adjusted to reflect certain corporate actions such as stock splits and reverse stock splits.

Historical Performance of TLN

This historical data on TLN is not necessarily indicative of the future performance of TLN or what the value of the notes may be. Any historical upward or downward trend in the price per share of the TLN during any period set forth above is not an indication that the price per share of the TLN is more or less likely to increase or decrease at any time over the term of the notes.

Before investing in the notes, you should consult publicly available sources for the prices and trading pattern of TLN.

Accelerated Return Notes®	TS-21

Accelerated Return Notes® Linked to a Basket of Fifteen Stocks, due November , 2027

Trane Technologies plc

Trane Technologies plc provides climate-controlled solutions for residential  and commercial applications. The Basket Stock trades on the NYSE under the symbol “TT”. The company’s CIK number is 0001466258

The following graph shows the daily historical performance of TT on its primary exchange in the period from January 1, 2016 through August 31, 2026.  We obtained this historical data from Bloomberg L.P.  We have not independently verified the accuracy or completeness of the information obtained from Bloomberg L.P. On August 31, 2026 the Closing Market Price of TT was $444.40. The graph below may have been adjusted to reflect certain corporate actions such as stock splits and reverse stock splits.

Historical Performance of TT

700
600
500
400
300
200
100
0
Jan-16
Jul-16
Jan-17
Jul-17
Jan-18
Jul-18
Jan-19
Jul-19
Jan-20
Jul-20
Jan-21
Jul-21
Jan-22
Jul-22
Jan-23
Jul-23
Jan-24
Jul-24
Jan-25
Jul-25
Jan-26
Jul-26

This historical data on TT is not necessarily indicative of the future performance of TT or what the value of the notes may be. Any historical upward or downward trend in the price per share of the TT during any period set forth above is not an indication that the price per share of the TT is more or less likely to increase or decrease at any time over the term of the notes.

Before investing in the notes, you should consult publicly available sources for the prices and trading pattern of TT.

Accelerated Return Notes®	TS-22

Accelerated Return Notes® Linked to a Basket of Fifteen Stocks, due November , 2027

Vertiv Holdings Company

Vertiv Holdings Company designs, manufactures and services digital infrastructure for data centers, communication networks, and commercial and industrial customers. This Basket Stock trades on the NYSE under the symbol “VRT”. The company’s CIK number is 0001674101.

The following graph shows the daily historical performance of VRT on its primary exchange in the period from July 30, 2018 (the date VRT began trading) through August 31, 2026.  We obtained this historical data from Bloomberg L.P.  We have not independently verified the accuracy or completeness of the information obtained from Bloomberg L.P. On August 31, 2026 the Closing Market Price of VRT was $258.72. The graph below may have been adjusted to reflect certain corporate actions such as stock splits and reverse stock splits.

Historical Performance of VRT

This historical data on VRT is not necessarily indicative of the future performance of VRT or what the value of the notes may be. Any historical upward or downward trend in the price per share of the VRT during any period set forth above is not an indication that the price per share of the VRT is more or less likely to increase or decrease at any time over the term of the notes.

Before investing in the notes, you should consult publicly available sources for the prices and trading pattern of VRT.

Accelerated Return Notes®	TS-23

Accelerated Return Notes® Linked to a Basket of Fifteen Stocks, due November , 2027

Vistra Corporation

Vistra Corporation is an integrated retail electricity and power generation company. This Basket Stock trades on the NYSE under the symbol “VST”. The company’s CIK number is 0001692819.

The following graph shows the daily historical performance of VST on its primary exchange in the period from October 4, 2016 (the date VST began trading) through August 31, 2026.  We obtained this historical data from Bloomberg L.P.  We have not independently verified the accuracy or completeness of the information obtained from Bloomberg L.P. On August 31, 2026 the Closing Market Price of VST was $137.37. The graph below may have been adjusted to reflect certain corporate actions such as stock splits and reverse stock splits.

Historical Performance of VST

300
250
200
150
100
50
0
Jul-17
Jan-18
Jul-18
Jan-19
Jul-19
Jan-20
Jul-20
Jan-21
Jul-21
Jan-22
Jul-22
Jan-23
Jul-23
Jan-24
Jul-24
Jan-25
Jul-25
Jan-26
Jul-26

This historical data on VST is not necessarily indicative of the future performance of VST or what the value of the notes may be. Any historical upward or downward trend in the price per share of the VST during any period set forth above is not an indication that the price per share of the VST is more or less likely to increase or decrease at any time over the term of the notes.

Before investing in the notes, you should consult publicly available sources for the prices and trading pattern of VST.

Accelerated Return Notes®	TS-24

Accelerated Return Notes® Linked to a Basket of Fifteen Stocks, due November , 2027

BWX Technologies, Inc.

BWX Technologies, Inc. is a specialty manufacturer of nuclear components, a developer of nuclear technologies and a service provider. This Basket Stock trades on the NYSE under the symbol “BWXT”. The company’s CIK number is 0001486957

The following graph shows the daily historical performance of BWXT on its primary exchange in the period from January 1, 2016 through August 31, 2026.  We obtained this historical data from Bloomberg L.P.  We have not independently verified the accuracy or completeness of the information obtained from Bloomberg L.P. On August 31, 2026 the Closing Market Price of BWXT was $152.29. The graph below may have been adjusted to reflect certain corporate actions such as stock splits and reverse stock splits.

Historical Performance of BWXT

300
250
200
150
100
50
0
Jan-16
Jul-16
Jan-17
Jul-17
Jan-18
Jul-18
Jan-19
Jul-19
Jan-20
Jul-20
Jan-21
Jul-21
Jan-22
Jul-22
Jan-23
Jul-23
Jan-24
Jul-24
Jan-25
Jul-25
Jan-26
Jul-26

This historical data on BWXT is not necessarily indicative of the future performance of BWXT or what the value of the notes may be. Any historical upward or downward trend in the price per share of the BWXT during any period set forth above is not an indication that the price per share of the BWXT is more or less likely to increase or decrease at any time over the term of the notes.

Before investing in the notes, you should consult publicly available sources for the prices and trading pattern of BWXT.

Accelerated Return Notes®	TS-25

Accelerated Return Notes® Linked to a Basket of Fifteen Stocks, due November , 2027

Supplement to the Plan of Distribution; Conflicts of Interest

Under our distribution agreement with BofAS, BofAS will purchase the notes from us as principal at the public offering price indicated on the cover of this term sheet, less the indicated underwriting discount.

MLPF&S will purchase the notes from BofAS for resale, and will receive a selling concession in connection with the sale of the notes in an amount up to the full amount of underwriting discount set forth on the cover of this term sheet.

We will pay a fee to LFT Securities, LLC for providing certain electronic platform services with respect to this offering, which will reduce the economic terms of the notes to you. An affiliate of BofAS has an ownership interest in LFT Securities, LLC.

MLPF&S and BofAS, each a broker-dealer subsidiary of BAC, are members of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and will participate as selling agent in the case of BofAS, and as dealer, in the case of MLPF&S, in the distribution of the notes. Accordingly, offerings of the notes will conform to the requirements of Rule 5121 applicable to FINRA members. Neither BofAS nor MLPF&S may make sales in this offering to any of its discretionary accounts without the prior written approval of the account holder.

We may deliver the notes against payment therefor in New York, New York on a date that is greater than one business day following the pricing date. Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, if the initial settlement of the notes occurs more than one business day from the pricing date, purchasers who wish to trade the notes more than one business day prior to the original issue date will be required to specify alternative settlement arrangements to prevent a failed settlement.

The notes will not be listed on any securities exchange. In the original offering of the notes, the notes will be sold in minimum investment amounts of 100 units. If you place an order to purchase the notes, you are consenting to MLPF&S and/or one of its affiliates acting as a principal in effecting the transaction for your account.

MLPF&S and BofAS may repurchase and resell the notes, with repurchases and resales being made at prices related to then-prevailing market prices or at negotiated prices, and these will include MLPF&S’s and BofAS’s trading commissions and mark-ups or mark-downs. MLPF&S and BofAS may act as principal or agent in these market-making transactions; however, neither is obligated to engage in any such transactions. At their discretion, for a short, undetermined initial period after the issuance of the notes, MLPF&S and BofAS may offer to buy the notes in the secondary market at a price that may exceed the initial estimated value of the notes. Any price offered by MLPF&S or BofAS for the notes will be based on then-prevailing market conditions and other considerations, including the performance of the Basket and the remaining term of the notes. However, neither we nor any of our affiliates is obligated to purchase your notes at any price, or at any time, and we cannot assure you that we or any of our affiliates will purchase your notes at a price that equals or exceeds the initial estimated value of the notes.

The value of the notes shown on your account statement will be based on BofAS’s estimate of the value of the notes if BofAS or another of our affiliates were to make a market in the notes, which it is not obligated to do. That estimate will be based upon the price that BofAS may pay for the notes in light of then-prevailing market conditions and other considerations, as mentioned above, and will include transaction costs. At certain times, this price may be higher than or lower than the initial estimated value of the notes.

An investor’s household, as referenced on the cover of this term sheet, will generally include accounts held by any of the following, as determined by MLPF&S in its discretion and acting in good faith based upon information then available to MLPF&S:

●the investor’s spouse (including a domestic partner), siblings, parents, grandparents, spouse’s parents, children and grandchildren, but excluding accounts held by aunts, uncles, cousins, nieces, nephews or any other family relationship not directly above or below the individual investor;

●a family investment vehicle, including foundations, limited partnerships and personal holding companies, but only if the beneficial owners of the vehicle consist solely of the investor or members of the investor’s household as described above; and

●a trust where the grantors and/or beneficiaries of the trust consist solely of the investor or members of the investor’s household as described above; provided that, purchases of the notes by a trust generally cannot be aggregated together with any purchases made by a trustee’s personal account.

Purchases in retirement accounts will not be considered part of the same household as an individual investor’s personal or other non-retirement account, except for individual retirement accounts (“IRAs”), simplified employee pension plans (“SEPs”), savings incentive match plan for employees (“SIMPLEs”), and single-participant or owners only accounts (i.e., retirement accounts held by self-employed individuals, business owners or partners with no employees other than their spouses).

Please contact your Merrill financial advisor if you have any questions about the application of these provisions to your specific circumstances or think you are eligible.

Accelerated Return Notes®	TS-26

Accelerated Return Notes® Linked to a Basket of Fifteen Stocks, due November , 2027

Structuring the Notes

The notes are our debt securities, the return on which is linked to the performance of the Basket.  The related guarantees are BAC’s obligations. As is the case for all of our and BAC’s respective debt securities, including our market-linked notes, the economic terms of the notes reflect our and BAC’s actual or perceived creditworthiness at the time of pricing.  In addition, because market-linked notes result in increased operational, funding and liability management costs to us and BAC, BAC typically borrows the funds under these types of notes at a rate that is more favorable to BAC than the rate that it might pay for a conventional fixed or floating rate debt security. This rate, which we refer to in this term sheet as BAC’s internal funding rate, is typically lower than the rate BAC would pay when it issues conventional fixed or floating rate debt securities. This generally relatively lower internal funding rate, which is reflected in the economic terms of the notes, along with the fees and charges associated with market-linked notes, typically results in the initial estimated value of the notes on the pricing date being less than their public offering price.

At maturity, we are required to pay the Redemption Amount to holders of the notes, which will be calculated based on the performance of the Basket and the $10 per unit principal amount. In order to meet these payment obligations, at the time we issue the notes, we may choose to enter into certain hedging arrangements (which may include call options, put options or other derivatives) with BofAS or one of our other affiliates.  The terms of these hedging arrangements are determined by seeking bids from market participants, including MLPF&S, BofAS and its affiliates, and take into account a number of factors, including our and BAC’s creditworthiness, interest rate movements, the volatility of the Basket, the tenor of the notes and the tenor of the hedging arrangements.  The economic terms of the notes and their initial estimated value depend in part on the terms of these hedging arrangements.

BofAS has advised us that the hedging arrangements will include a hedging-related charge of approximately $0.05 per unit, reflecting an estimated profit to be credited to BofAS from these transactions.  Since hedging entails risk and may be influenced by unpredictable market forces, additional profits and losses from these hedging arrangements may be realized by BofAS or any third party hedge providers.

For further information, see “Risk Factors” beginning on page PS-6 and “Use of Proceeds” on page PS-16 of the accompanying product supplement.

Accelerated Return Notes®	TS-27

Accelerated Return Notes® Linked to a Basket of Fifteen Stocks, due November , 2027

Summary Tax Consequences

You should consider the U.S. federal income tax consequences of an investment in the notes, including the following:

■There is no statutory, judicial, or administrative authority directly addressing the characterization of the notes.

■You agree with us (in the absence of an administrative determination, or judicial ruling to the contrary) to characterize and treat the notes for all tax purposes as a single financial contract with respect to the Basket.

■Under this characterization and tax treatment of the notes, a U.S. Holder (as defined beginning on page 76 of the prospectus) generally will recognize capital gain or loss upon maturity or upon a sale or exchange of the notes prior to maturity. This capital gain or loss generally will be long-term capital gain or loss if you held the notes for more than one year.

■No assurance can be given that the Internal Revenue Service (“IRS”) or any court will agree with this characterization and tax treatment.

■Under current IRS guidance, withholding on “dividend equivalent” payments (as discussed in the product supplement), if any, will not apply to notes that are issued as of the date of this term sheet unless such notes are “delta-one” instruments.

You should consult your own tax advisor concerning the U.S. federal income tax consequences to you of acquiring, owning, and disposing of the notes, as well as any tax consequences arising under the laws of any state, local, foreign, or other tax jurisdiction and the possible effects of changes in U.S. federal or other tax laws. You should review carefully the discussion under the section entitled “U.S. Federal Income Tax Summary” beginning on page PS-30 of the accompanying product supplement.

Where You Can Find More Information

We and BAC have filed a registration statement (including a product supplement, a prospectus supplement, and a prospectus) with the SEC for the offering to which this term sheet relates.  Before you invest, you should read the Note Prospectus, including this term sheet, and the other documents relating to this offering that we and BAC have filed with the SEC, for more complete information about us, BAC and this offering.  You may get these documents without cost by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, we, any agent, or any dealer participating in this offering will arrange to send you these documents if you so request by calling MLPF&S or BofAS toll-free at 1-800-294-1322.

“Accelerated Return Notes®” and “ARNs®” are BAC’s registered service marks.

Accelerated Return Notes®	TS-28